UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2007

MULTI-FINELINE ELECTRONIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50812	95-3947402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3140 East Coronado Street

Anaheim, CA 92806

(Address of principal executive offices) (Zip Code)

(714) 238-1488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers

On March 21, 2007, the Company’s board of directors (the “Board”) and the Special Compensation Committee of the Board, approved a bonus plan (the “Bonus Plan”) pursuant to which Philip A. Harding, the Company’s Chairman and Chief Executive Officer, Reza Meshgin, the Company’s President and Chief Operating Officer, Craig Riedel, the Company’s Chief Financial Officer, Thomas Lee, the Company’s Executive Vice President of Operations and Charles Tapscott, the Company’s Executive Vice President and Chief Technology Officer, together constituting the Company’s named executive officers, are eligible to earn a cash bonus (“Bonus”), at a target level equal to seventy percent (70%) for Mr. Harding, fifty percent (50%) for Mr. Meshgin, and twenty-five percent (25%) to forty (40%) for the remaining named executive officers, of such executive’s annual base salary at the end of fiscal year 2007, based upon the attainment of certain goals. In certain specified circumstances, the Bonuses may exceed these percentages.

The Bonus Plan includes the goals which the Company and each named executive officer must attain in order to be awarded the Bonuses. Fifty percent (50%) of Messrs. Harding and Meshgin’s target Bonuses are tied to financial metrics related to revenue and profit, with the remaining fifty percent (50%) of such Bonuses being tied to individual goals. Mr. Harding’s individual goals relate to growth, management, margin and strategic initiatives and SOX compliance. Mr. Meshgin’s individual goals relate to financial metrics regarding the Company’s optics subsidiary, growth and management strategies, customer concentration, business planning and operational initiatives, and SOX compliance. Between thirty percent (30%) to sixty percent (60%) of Messrs. Riedel, Lee and Tapscott’s target Bonuses are tied to financial metrics related to revenue and profit, with the remaining percentage of such Bonuses being tied to individual goals. Mr. Riedel’s individual goals relate to tax planning and accounting initiatives, SOX compliance and growth and management strategies, Mr. Lee’s individual goals relate to organizational and expansion initiatives, margin and profitability, and SOX compliance, and Mr. Tapscott’s individual goals relate to organizational, growth and management strategies and initiatives, technology initiatives and SOX compliance.

Also on March 21, 2007, the Board and the Special Compensation Committee of the Board approved restricted stock unit awards to Messrs. Harding, Meshgin, Riedel and Lee in the following amounts (the “Executive RSU Awards”):

Harding	16,000
Meshgin	13,000
Riedel	6,500
Lee	8,500

One-third of each Executive RSU Award shall vest three business days after the Company’s public announcement of its year-end earnings for fiscal year 2007, assuming certain financial metrics are achieved; and one-third of each Executive RSU Award shall vest on each of November 15, 2008 and November 15, 2009. Subject to the foregoing vesting terms, each Executive RSU Award shall be made according to the Company’s standard form of Notice of Stock Unit Award and Stock Unit Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 27, 2007	MULTI-FINELINE ELECTRONIX, INC.

	By:	/s/ Philip A. Harding
Philip A. Harding
Chief Executive Officer

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